UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

URSB Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	39-4348578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11-15 Cooke Avenue, Carteret, New Jersey	07008
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-290213

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities to be registered, reference is made to the sections “Description of Capital Stock of URSB Bancorp” and “Market for the Common Stock” contained in the Registrant’s definitive prospectus dated January 9, 2026, as filed on January 20, 2026, pursuant to SEC Rule 424(b)(3) (the “Prospectus”), which sections are hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections “Restrictions on Acquisition of URSB Bancorp, Inc.” and “Description of Capital Stock of URSB Bancorp, Inc.” contained in the Prospectus, which sections are incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Incorporation of Registrant (1)

3.2	Bylaws of Registrant (2)

4.1	Specimen Certificate for Common Stock (3)

(1)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-290213), filed on September 12, 2025, and subsequently amended.

(2)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-290213), filed on September 12, 2025, and subsequently amended.

(3)	Incorporated by reference to Exhibit 4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-290213), filed on September 12, 2025, and subsequently amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

URSB BANCORP, INC.

Date: March 26, 2026	By:	/s/ Kenneth R. Totten
Kenneth R. Totten
Chairman, President and Chief Executive Officer